Exhibit 99.1

NEWS RELEASE for July 2, 2007 at 4:05 PM EDT

Contact:	Allen & Caron Inc	Lee Kim
	Jill Bertotti (investors)	Chief Financial Officer
	jill@allencaron.com	Netlist, Inc.
	Len Hall (media)	(949) 435-0025
len@allencaron.com
(949) 474-4300

NETLIST ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

IRVINE, CA (July 2, 2007) .. . . Netlist, Inc. (Nasdaq: NLST), a leading supplier of high-performance memory subsystems, today announced preliminary results for the second quarter ended June 30, 2007.  The Company expects to report net sales of approximately $12.5 million to $13.0 million, and a fully diluted net loss per share of approximately $0.35 to $0.37 per share, including estimated stock-based compensation expense of $300,000.  Revenue and gross margins for the quarter were adversely impacted by the decline in the DRAM market and the related decline in demand from OEM customers.  In addition, the Company recorded special charges of approximately $5 million during the second quarter to reflect the impact of declining DRAM prices on inventory values.

Chief Executive Officer Chuck Hong commented, “Our operating results for the second quarter were severely impacted by two principal factors.  First, the unexpected continued decline in the DRAM market during the second quarter affected the sales, pricing and gross margin on our lower-ASP, high-volume products.  Secondly, we experienced delays in qualifying new products on our customers’ high-end product platforms, as well as lower shipments on certain qualified products.

“While we have recently implemented prudent cuts in expenses and personnel related to the current market softness, we are still very much committed to our long-term strategy of developing high-performance memory subsystems and new applications that offer a superior value proposition to our OEM customers,” added Hong.  “We are rapidly nearing production in our new facility in China and bolstering our senior management in sales and marketing as we increase and prioritize a number of opportunities to participate with customer platforms in the coming periods.”

Conference Call Information

Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 PM Eastern Daylight Time to discuss this update.  The live webcast and archived replay of the call can be accessed in the Events page of the Investor Relations section of Netlist’s website at www.netlist.com.

The Company expects to report its full second quarter and six-month 2007 results in mid-August.

About Netlist, Inc.

Netlist designs and manufactures high-performance memory subsystems for the server and high-performance computing and communications markets. The company’s memory subsystems are developed for applications in which high speed, high-capacity memory, functionality, small form factor, and heat dissipation are key requirements. These applications include tower servers, rack-mounted servers, blade servers, high performance computing clusters, engineering workstations, and telecommunication switches. Netlist maintains its headquarters and manufacturing facilities in Irvine, California, and is developing additional manufacturing capacity in the People’s Republic of China.

Safe Harbor Statement

This news release contains forward-looking statements regarding future events and the future performance of Netlist, including future opportunities and growth for the company’s business. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, the rapidly-changing nature of technology; volatility in the pricing of DRAM ICs; uncertainty of customer demand, including delays in expected qualifications; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K, dated February 28, 2007, quarterly report on Form 10-Q dated May 15, 2007, and subsequent filings with the U.S. Securities and Exchange Commission made by the company from time to time.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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